As filed with the U.S. Securities and Exchange Commission on August 6, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Firefly Aerospace Inc.

(Exact name of registrant as specified in its charter)

Delaware	3761	81-5194980
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1320 Arrow Point Drive, #109

Cedar Park, Texas 78613

(512) 893-5570

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Kim

Chief Executive Officer

1320 Arrow Point Drive #109

Cedar Park, TX 78613

512-893-5570

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent of service, should be sent to:

Robert M. Hayward, P.C.	David Wheeler	Michael Kaplan
Kevin M. Frank	General Counsel	Stephen Byeff
Ashley Sinclair	1320 Arrow Point Drive #109	Davis Polk & Wardwell LLP
Kirkland & Ellis LLP	Cedar Park, TX 78613	450 Lexington Avenue
333 West Wolf Point Plaza	512-893-5570	New York, NY 10017
Chicago, IL 60654		(212) 450-4000
(312) 862-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-288646

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed for the sole purpose of registering 3,560,400 additional shares of common stock (which includes 464,400 shares of common stock that may be sold as part of the underwriters’ option to purchase additional shares) of Firefly Aerospace Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-288646), initially filed by Firefly Aerospace Inc. with the Securities and Exchange Commission (the “SEC”) on July 11, 2025, as amended (the “Prior Registration Statement”), and which was declared effective on August 6, 2025, including the exhibits thereto, are incorporated herein by reference.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on August 7, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Kirkland & Ellis LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the registrant on July 28, 2025 (File No. 333-288646) and incorporated herein by reference)

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedar Park, Texas, on August 6, 2025.

FIREFLY AEROSPACE INC.

Date: August 6, 2025	By:	/s/ Jason Kim
Jason Kim
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Kim Jason Kim	Chief Executive Officer & Director (Principal Executive Officer)	August 6, 2025

/s/ Darren Ma Darren Ma	Chief Financial Officer (Principal Financial Officer)	August 6, 2025

/s/ Remington Wu Remington Wu	Chief Accounting Officer (Principal Accounting Officer)	August 6, 2025

/s/ Kirk Konert Kirk Konert	Director	August 6, 2025

/s/ Marc Weiser Marc Weiser	Director	August 6, 2025

/s/ Thomas Zurbuchen Thomas Zurbuchen	Director	August 6, 2025

/s/ Christopher Emerson Christopher Emerson	Director	August 6, 2025